UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware	0-30242	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions	(Commission File	(IRS Employer
of incorporation)	Numbers)	Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 16, 2008, Lamar Advertising of Penn, LLC (“Lamar Penn”), a subsidiary of both Lamar Advertising Company (“LAC”) and Lamar Media Corp. (“LMC”), completed the acquisition of Vista Media Group, Inc. (“Vista”) pursuant to the terms of a Stock Purchase Agreement, dated as of February 28, 2008, as amended by an Amendment to the Stock Purchase Agreement, dated as of May 16, 2008 (as so amended, the “Purchase Agreement”), by and among Entravision Communications Corporation (“Entravision”), Z-Spanish Media Corporation (together with Entravision, the “Seller”), Vista and Lamar Penn. The purchase price paid by Lamar Penn to the Seller consisted of approximately $100 million in cash and is subject to deductions and adjustment for changes to Vista’s net working capital. The Purchase Agreement contains representations, warranties and covenants as to the parties’ business, financial and legal obligations and provides for indemnification by each of the parties in the event of, among other things, a breach of such representations.
Vista is engaged in the business of owning and/or operating outdoor advertising faces located primarily in Los Angeles and New York, as well as the business of marketing advertising on public buses in Sacramento, California, Tampa, Florida, and Dallas, Texas.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement and the amendment thereto are filed as Exhibit 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
LAC and LMC intend to provide the financial statements of Vista for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form.
(b) Pro Forma Financial Information.
LAC and LMC intend to provide pro forma financial information under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form.

(d) Exhibits.

Exhibit
No.	Description

2.1	Stock Purchase Agreement by and among Entravision Communications Corporation, Z-Spanish Media Corporation, Inc., Vista Media Group, Inc. and Lamar Advertising of Penn, LLC, dated February 28, 2008.

2.2	Amendment to the Stock Purchase Agreement by and among Entravision Communications Corporation, Z-Spanish Media Corporation, Inc., Vista Media Group, Inc. and Lamar Advertising of Penn, LLC, dated May 16, 2008.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Stock Purchase Agreement by and among Entravision Communications Corporation, Z-Spanish Media Corporation, Inc., Vista Media Group, Inc. and Lamar Advertising of Penn, LLC, dated February 28, 2008.

2.2	Amendment to the Stock Purchase Agreement by and among Entravision Communications Corporation, Z-Spanish Media Corporation, Inc., Vista Media Group, Inc. and Lamar Advertising of Penn, LLC, dated May 16, 2008.